UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2016

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant’s telephone number, including area code (740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2016, the Company held its annual meeting of shareholders. The following directors were elected at the meeting according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Non Votes
Michael L. Finn	4,188,822	285,814	2,039,985
G. Courtney Haning	3,667,339	807,297	2,039,985
Curtis A. Loveland	3,652,323	822,313	2,039,985
David N. Sharp	4,193,022	281,614	2,039,985

The shareholders voted on a resolution to approve on an advisory, nonbinding basis the compensation of the Company’s named executive officers according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
4,131,772	138,772	204,092	2,039,985

Finally, the shareholders ratified the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, according to the vote tabulation described below:

Votes For	Votes Against	Abstain	Non Votes
6,422,078	55,729	36,814	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: May 16, 2016	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice President and Chief Financial Officer